Exhibit 10.31

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of June 29, 2004 (together with all amendments, if any, from time to time hereto, this “Agreement”) between ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (the “Pledgor”), and GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as SCIL Agent for SCIL Lenders (“SCIL Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain SCIL Credit Agreement dated as of the date hereof by and among Pledgor, the Persons named therein as Credit Parties, SCIL Agent and the Persons signatory thereto from time to time as SCIL Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the “Credit Agreement”), the SCIL Lenders have agreed to make a second collateralized institutional loan to Borrower (the “SCIL”);

WHEREAS, Pledgor is the record and beneficial owner of the shares of Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto;

WHEREAS, Pledgor benefits from the credit facilities made available to Borrower under the Credit Agreement;

WHEREAS, in order to induce SCIL Agent and SCIL Lenders to make the SCIL as provided for in the Credit Agreement, Pledgor has agreed to pledge the Pledged Collateral to SCIL Agent in accordance herewith;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce SCIL Lenders to make the SCIL under the Credit Agreement, it is agreed as follows:

1.                                       Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Bankruptcy Code” means title 11, United States Code, as amended from time to time, and any successor statute thereto.

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Entity” means an issuer of Pledged Shares or Pledged Indebtedness.

“Pledged Indebtedness” means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;

“Pledged Shares” means those shares of Stock listed on Part A of Schedule I hereto.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Senior Lien Termination Date” means the “Termination Date” as defined in the Senior Credit Agreement

2.                                       Pledge.  Pledgor hereby pledges to SCIL Agent, and grants to SCIL Agent for itself and the ratable benefit of SCIL Lenders, a security interest in all of the following (collectively, the “Pledged Collateral”):

a.                                       the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

b.                                      such portion, as determined by SCIL Agent as provided in Section 6(d) below, of any additional shares of Stock of a Pledged Entity from time to time acquired by Pledgor in any manner (which shares of Stock shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

c.                                       the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

d.                                      all additional Indebtedness arising after the date hereof and owing to Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

3.                                       Security For Obligations.  This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations (collectively, the “Secured Obligations”).

4.                                       Delivery of Pledged Collateral.  At all times following the Senior Lien Termination Date, all certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of SCIL Agent, for itself and the ratable benefit of SCIL Lenders, pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to SCIL Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgor.

5.                                       Representations and Warranties.  Pledgor represents and warrants to SCIL Agent that:

a.                                       Pledgor is, and at the time of delivery of the Pledged Shares to Senior Agent will be, the sole holder of record and the sole beneficial owner of such Stock free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by the Loan Documents and the prior Lien of Senior Agent on such Stock (such prior Lien, the “Senior Lien”); Pledgor is and at the time of delivery of the Pledged Indebtedness to Senior Agent will be, the sole owner of such Pledged Indebtedness free and clear of any Lien thereon or affecting title thereto, except for any Lien created by the Loan Documents and the Senior Lien;

b.                                      All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledge Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entity issuing such Pledged Indebtedness, and no such Pledged Entity is in default thereunder.

c.                                       Pledgor has the power and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged as provided herein.

d.                                      All of the Pledged Shares are presently owned by Pledgor, and are presently represented by the certificates listed on Part A of Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

e.                                       No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by SCIL Agent of (A) the voting or other rights provided for in this Agreement or (B) the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required by the Code or laws affecting the offering and sale of securities generally;

f.                                         The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid Lien on and a perfected security interest in favor of the SCIL Agent for its benefit and the ratable benefit of SCIL Lenders in the Pledged Collateral in accordance with Section 2, securing the payment of the Secured Obligations, subject to no other Lien;

g.                                      This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

h.                                      The Pledged Shares constitute 100% of the issued and outstanding shares of Stock of the Pledgor’s Domestic Subsidiaries and 66% of the Stock of RBC Schaublin Holding S.A. and RBC Mexico S. DE R.L. DE C.V.

i.                                          Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6.                                       Covenants. Pledgor covenants and agrees that until the Termination Date:

a.                                       Without the prior written consent of SCIL Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

b.                                      Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as SCIL Agent from time to time may reasonably request in order to ensure to SCIL Agent and SCIL Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by SCIL Agent with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with SCIL Agent, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral in accordance with Section 8;

c.                                       Pledgor has and will defend the title to the Pledged Collateral and the Liens of SCIL Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

d.                                      Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to SCIL Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to SCIL Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) in respect of any such additional Stock, notes or instruments, pursuant to which Pledgor shall pledge to SCIL Agent all of such additional Stock, notes and instruments. Pledgor hereby authorizes SCIL Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Senior Agent (or, after the Senior Lien Termination Date, to SCIL Agent) shall for all purposes hereunder be considered Pledged Collateral.

7.                                       Pledgor’s Rights.  As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

a.                                       Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of SCIL Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

(i)                                     the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(ii)                                  the consolidation or merger of a Pledged Entity with any other Person;

(iii)                               the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of SCIL Agent and Senior Agent;

(iv)                              the issuance of any additional shares of its Stock to any Person other than Pledgor (and if to Pledgor, only so long as such additional shares are upon issuance promptly pledged to SCIL Agent); or

(v)                                 the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

b.                                      (i)          Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (B) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii)                                  All dividends and other payments (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Senior Agent (or, after the Senior Lien Termination Date, to SCIL Agent) to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Senior Agent and SCIL Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to SCIL Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

8.                                       Defaults and Remedies; Proxy.

a.                                       Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgor, SCIL Agent (personally or through an SCIL Agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though SCIL Agent was the outright owner thereof. Any sale shall be made at public or private sale at SCIL Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as SCIL Agent may deem fair, and SCIL Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but SCIL Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of SCIL Agent. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SCIL AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF SCIL AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF SCIL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, SCIL AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

b.                                      If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to SCIL Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, SCIL Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to Pledgor.

c.                                       If, at any time when SCIL Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), SCIL Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as SCIL Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, SCIL Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then SCIL Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)                                     as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)                                  as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii)                               as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)                              as to such other matters as SCIL Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

d.                                      Pledgor recognizes that SCIL Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (c) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not

Be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. SCIL Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

e.                                       Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of SCIL Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by SCIL Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of SCIL Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by SCIL Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair SCIL Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

f.                                         Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to SCIL Agent, that SCIL Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

9.                                       Waiver.  No delay on SCIL Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by SCIL Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair SCIL Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice SCIL Agent’s rights as against Pledgor in any respect.

10.                                 Assignment.  SCIL Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

11.                                 Termination.  Immediately following the Termination Date, SCIL Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor in the possession of SCIL Agent at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein or therein, all of Pledgor’s Obligations hereunder or under the other Loan Documents shall at such time terminate.

12.                                 Lien Absolute.  All rights of SCIL Agent hereunder, and all Obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

a.                                       any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

b.                                      any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

c.                                       any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

d.                                      the insolvency of any Credit Party; or

e.                                       any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

13.                                 Release.  Pledgor consents and agrees that SCIL Agent may at any time, or from time to time, in its discretion:

a.                                       renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

b.                                      exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by SCIL Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as SCIL Agent may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on SCIL Agent’s part shall in any event affect or impair this Agreement.

14.                                 Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s or a Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

15.                                 Miscellaneous.

a.                                       SCIL Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

b.                                      Pledgor agrees to promptly reimburse SCIL Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by SCIL Agent in connection with the administration and enforcement of this Agreement.

c.                                       Neither SCIL Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

d.                                      THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, SCIL AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF SCIL AGENT AND PLEDGOR.

16.                                 Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

17.                                 Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided herein:

a.	If to SCIL Agent, at:

General Electric Capital Corporation
100 California Street, 10th Floor
San Francisco, CA 94111
Attention:	Daniel Shapiro and Neel Morey
Facsimile:	(415) 277-7443

With copies to:

Latham & Watkins
233 S. Wacker Drive
Sears Tower, Suite 5800
Chicago, Illinois 60606
Attention: David Crumbaugh
Fax No.: 312-993-9767

and

General Electric Capital Corporation
500 W. Monroe Street, 16th Floor
Chicago, IL 60661
Attention:	Andrew Packer
Facsimile:	(312) 441-6876

If to Pledgor, at:

Roller Bearing Company of America, Inc.
60 Round Hill Road
Fairfield, Connecticut 06430
Attention: Chief Executive Officer
Fax No.: 203-256-0775

With copies to:

Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022
Attention: Frederick Tanne and Armand A. Della Monica
Fax No.: 212-446-4900

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 17, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

18.                                 Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the Agreement between the parties hereto.

19.                                 Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

20.                                 Benefit of SCIL Lenders.  All Security Interests granted or contemplated hereby shall be for the benefit of SCIL Agent and SCIL Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

21.                                 Subordination.  Notwithstanding anything herein to the contrary, the security interest granted to SCIL Agent in favor of SCIL Lenders hereunder and the rights of such parties in respect hereof shall be subordinate to the Senior Lien to the extent provided in the Intercreditor Agreement.

22.                                 Performance of Pledgor.  Notwithstanding anything herein to the contrary, Pledgor shall not be required to perform any covenant or obligation under this Agreement to the extent that compliance with such covenant or performance of such act would conflict with the terms of any agreement of Pledgor in favor of Senior Agent until the Senior Lien Termination Date shall have occurred.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ROLLER BEARING COMPANY OF AMERICA, INC.

By:	/s/ Daniel A. Bergerun
Name:	DANIEL A. BERGERUN
Title:	VP & CFO

GENERAL ELECTRIC CAPITAL CORPORATION, as SCIL Agent

By:	/s/ Scott J. Lorimer
Name:	Scott J. Lorimer
It’s Duly Authorized Signatory

[Signature page to SCIL Pledge Agreement]